Exhibit 99(iii)

PURCHASE AGREEMENT

THIS AGREEMENT is made the 31st day of May 2006.

BETWEEN:

MAVERICK INVESTMENT CORP, of Suite 1000 - 355 Burrard Street, Vancouver, British Columbia V6C 2G8

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

CAPITAL MINERAL INVESTORS, INC., of 3702 South Virginia Street, Suite G12-401, Reno, Nevada 89502-6030, a company incorporated pursuant to the laws of the State of Nevada,

(hereinafter called the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. The Vendor is the sole recorded and beneficial owner of 26 mineral claims located in Guercheville Township, in the Province of Quebec more particularly described in Schedule "A" (the "Property");

B. The Vendor wishes to sell an undivided 100% interest in and to the Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Vendor's Representations and Warranties

1. The Vendor represents and warrants to the Purchaser that:

(a) Maverick is the sole beneficial owner of an undivided 100% interest in and to the Property;

(b) The claims comprising the Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the Province of Quebec and are valid and subsisting mineral claims as at the date of this Agreement;

(c) The Property is in good standing under all applicable laws and regulations;

(d) The Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor's knowledge, any of its predecessors in interest or title, have done anything whereby the Property may be encumbered; and

(e) The Vendor has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest.

Purchaser's Representations and Warranties

2. The Purchaser represents and warrants to the Vendor that:

(a) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of the State of Nevada;

(b) it is lawfully authorized or will make itself so, to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

(c) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Purchaser or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Property may be subject;

(d) no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e) any Shares issued with respect to the Advance Royalty contained in this Agreement, will at the time of delivery to the Vendor, be duly authorized and validly allotted and issued as fully paid and non-assessable free of any liens, charges or encumbrances;

(f) on the date of receipt by the Vendor of the certificate or certificates representing the Shares, every consent, approval, authorization, order or agreement of the governing Exchange (the "Exchange") that is required for the issuance of the Shares and the delivery to the Vendor of such certificate or certificates to be valid will have been obtained and will be in effect;

(g) the Shares are part of a class of shares of the Purchaser that are currently quoted on the OTC Bulletin Board. The Shares are restricted securities and will be subject to resale restrictions in accordance with the U.S. Securities Act of 1933 and its Rules, and the Securities Act and Rules of any province of Canada, if required.

Survival of Representations and Warranties

3. The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor's favour without prejudice to any of its recourses with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor's representations in the Purchaser's favour.

Purchase and Sale

4. The Vendor hereby sells and assigns to the Purchaser and the Purchaser hereby purchases an undivided 100% interest in and to the Property, subject to the Royalty, for:

(a) the sum of $12,500.00 USD payable on or before execution of this agreement by the parties hereto; and

(b) the proceeds of this purchase will be used pay the renewal of the Property for a further two year period.

Royalties

5.1 (a) Upon the Commencement of Commercial Production, the Purchaser shall pay to the Vendor the Royalty of a 3% Net Smelter Return on the terms and conditions as set out in this paragraph and in "Schedule "B".

(b) Installments of the Royalty payable shall be paid by the Purchaser immediately upon receipt by the Purchaser of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property

(c) Within 140 days after the end of each fiscal year, commencing with the year in which production from the Property occurs, the accounts of the Purchaser relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Purchaser at its expense and delivered to Vendor. The Vendor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

(d) If such audited financial statements disclose any overpayment of Royalty by the Purchaser during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

(e) If such audited financial statements disclose any underpayment of Royalty by the Purchaser during the year, the amount thereof shall be paid to the Vendor forthwith after determination thereof.

(f) The Purchaser agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion, and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Vendor or their agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Purchaser to the Vendor pursuant hereto. The Vendor shall have the right to have such accounts audited by independent auditors at their own expense once each fiscal year.

5.2 (a) Commencing on the first anniversary of this Agreement and on each succeeding anniversary until the Commencement of Commercial Production, the Purchaser shall pay to the Vendor a non-refundable cash Advance Royalty payable to the Vendor equal to the sum of $10,000 USD per year. The Purchaser shall receive credit for all Advances against the Royalty paid when determining the Royalty payable upon Commencement of Commercial Production. The Purchaser shall have the option of paying each Advance against Royalty by allotting and issuing to the Vendor Shares of the Purchaser having a value of twice the cash payable, thus if paid in shares the value of the shares will be $20,000 USD. The value for calculating the number of shares to be issued to the Vendor shall be based on the average thirty day trading price of the Purchaser's shares for the 30 days immediately preceding the anniversary date or the date of such issuance of shares, whichever average results in the lowest average share price.

Further Assurances

6. Forthwith after the Approval Date the Vendor shall execute or cause to be executed a Bill of Sale or such other documents as the Purchaser may reasonable require transferring a 100% interest in and to the Property. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

Notice

7. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by facsimile, shall be deemed conclusively to be the next business day. Either party, may at any time, and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Regulatory Approval

8. This Agreement shall be subject to the approval of all regulatory authorities having jurisdiction.

Entire Agreement

9. This Agreement constitutes the entire agreement between the parties and replaces and supercedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

Gender

10. Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

Enurement

11. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED and DELIVERED by    )
MAVERICK INVESTMENT CORP.             )
in the presence of:                                          )
                                                                          )
 Signature                                                        )         ____/s/ "Patrick O'Brien"____________
                                                                          )             PATRICK D. O'BRIEN
Name                                                               )
                                                                         )
Address                                                          )

SIGNED, SEALED and DELIVERED by   )
CAPITAL MINERAL INVESTORS, INC.     )
in the presence of:                                         )
                                                                         )
                                                                         )
Signature                                                        )     ___/s/ "Jerry Dibble"_________________
                                                                         )         JERRY W. DIBBLE
Name                                                              )
                                                                        )
Address                                                         )

SCHEDULE "A"

This is SCHEDULE "A" to that Purchase Agreement dated the 31st day of May 2006 between Maverick Investment Corp, as Vendor, and Capital Mineral Investors, Inc., as Purchaser.

The Property, which is the subject of this Agreement, is more particularly described as:

Claim Numbers	Claim Numbers	Claim Numbers
CL 5254001	CL 5254013	CL 5254035
CL 5254002	CL 5254018	CL 5254060
CL 5254003	CL 5254019	CL 5254061
CL 5254004	CL 5254020	CL 5254062
CL 5254005	CL 5254026	CL 5254063
CL 5254006	CL 5254031	CL 5254064
CL 5254007	CL 5254032	CL 5254068
CL 5254011	CL 5254033	CL 5254069
CL 5254012	CL 5254034

Located in NTS Area 32G11, Guercheville Township, Province of Quebec

SCHEDULE "B"

This is SCHEDULE "B" to that Purchase Agreement dated the 31st day of May 2006 between Maverick Investment Corp, as Vendor, and Capital Mineral Investors, Inc., as Purchaser.

NET SMELTER RETURNS

1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to the Purchaser from the sale by the Purchaser of minerals mined and removed from the Property, after deduction of the following:

(a) smelting costs, treatment charges and penalties including, but not limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other Purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by the Purchaser, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c) ad valorem taxes and taxes based upon production, but not income taxes.

In the event the Purchaser commingles minerals from the Property with minerals from other properties, the Purchaser shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals from the Property may reasonably be determined.

Royalties will be calculated and paid four times per year on a quarterly basis. Accounting records per GAAP will be maintained for the operations and calculations of the Royalties and an audited copy of such records will be provided to the Vendor or Vendor's assign in a timely manner.